UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D) of the

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 9, 2012

Commission File Number 000-54064

University General Health System, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	71-0822436
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

7501 Fannin Street

Houston, Texas 77054

(713) 375-7100

(Telephone number, including area code of agent for service)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Report

The Board of Directors of University General Health System Inc. (the “Company”), based on the recommendation of its management, concluded on November 5, 2012 that the previously issued consolidated financial statements for the quarter ended June 30, 2012 should not be relied upon because of errors in accounting for Series C Variable Rate Convertible Preferred Stock and the related common stock warrants.

The Company anticipates that, at a minimum, it will:

(i)	Restate the accounting of the May 2, 2012 Series C Variable Rate Convertible Preferred Stock and the related common stock warrants; management has identified embedded derivatives within the provisions of the instruments and will record such derivatives at fair market value;

(ii)	Account for Series C Variable Rate Preferred Stock in temporary equity;

(iii)	Account for the increasing rate cumulative dividends on the Company’s Series C Variable Rate Preferred Stock in accordance with SAB 5:Q.

(iv)	Restate the Company’s earnings per share disclosures

The Board of Directors, the Company’s management and independent registered public accounting firm have discussed the matters disclosed in this filing and are currently working to determine the impact thereof.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

University General Health System, Inc.

Date: November 9, 2012	By:	/s/ Hassan Chahadeh, M.D.
Name: Hassan Chahadeh, M.D.
Title: Chief Executive Office